UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois		60631
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (708) 831-7483

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	FMBI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 10, 2020, First Midwest Bancorp, Inc. (“First Midwest”) issued a press release announcing that it completed its previously announced acquisition of Bankmanagers Corp. (“Bankmanagers”) and its wholly owned subsidiary, Park Bank, headquartered in Milwaukee, Wisconsin, in accordance with the Agreement and Plan of Merger entered into on August 27, 2019 (the “Merger Agreement”).  At closing, Bankmanagers had approximately $1.1 billion of total assets, $1.0 billion of deposits and $720 million of loans.

Under the terms of the Merger Agreement, each share of Bankmanagers common stock converted into the right to receive 29.9675 shares of First Midwest common stock, plus $623.02 of cash (of which $346.00 per share was paid by Bankmanagers to its shareholders by a special cash dividend immediately prior to closing, as permitted under the Merger Agreement).  Based on the number of shares of Bankmanagers common stock outstanding immediately prior to closing, First Midwest is issuing approximately 4.9 million shares of First Midwest common stock in connection with the merger, resulting in an aggregate purchase price of approximately $174 million calculated using First Midwest’s closing stock price on March 9, 2020.

The press release, dated March 10, 2020, is attached to this report as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

99.1	Press Release issued by First Midwest Bancorp, Inc. dated March 10, 2020.
104.0	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

Forward-Looking Statements

This current report on Form 8-K, including the exhibit attached hereto, as well as any oral statements made by or on behalf of First Midwest, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “project,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume” and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance or outcomes, but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements speak only as of the date made, and First Midwest undertakes no obligation to update any forward-looking statements to reflect new information, events or conditions.

Forward-looking statements are subject to certain risks, uncertainties and assumptions, including those discussed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Midwest’s annual report on Form 10-K for the year ended December 31, 2019, as well as subsequent filings made with the Securities and Exchange Commission. These risks and uncertainties are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest’s business and financial performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MIDWEST BANCORP, INC.

Date:	March 10, 2020	By:	/s/ Nicholas J. Chulos
Nicholas J. Chulos Executive Vice President, General Counsel and Corporate Secretary